As filed with the Securities and Exchange Commission on January 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.

(Exact Name of registrant as Specified in its Charter)

Georgia	6022	58-1807304
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

125 Highway 515 East

Blairsville, Georgia 30512

(706) 781-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melinda Davis Lux

General Counsel and Corporate Secretary

United Community Banks, Inc.

2 West Washington Street, Suite 700

Greenville, South Carolina 29601

Telephone: (864) 241-8736

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil E. Grayson and D. Lee Kiser

Nelson Mullins Riley & Scarborough LLP

2 West Washington Street, Suite 400

Greenville, South Carolina 29601

Telephone: (864) 373-2300

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Number: 333-265839

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4, to register additional shares of common stock (“Shares”) of United Community Banks, Inc. (the “Company”), comprising the same class of securities covered by Company’s Registration Statement on Form S-4, as amended (Registration No. 333-265839) filed for the same offering and declared effective by the Securities and Exchange Commission (“SEC”) on July 5, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered Shares to be issued in connection with the Company’s merger with Progress Financial Corporation (“Progress”). This Registration Statement is required in order to register additional Shares reserved for issuance upon the exercise of stock options outstanding under certain of Progress’ employee stock plans that were assumed by the Company upon consummation of the merger on January 3, 2023.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement. Pursuant to General Instruction K to Form S-4, the information in this Rule 462(b) registration statement shall be deemed to be a part of the Prior Registration Statement as of the date of filing this Rule 462(b) registration statement.

Exhibit No.	Description

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the validity of the securities to be issued.

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Mauldin & Jenkins, LLC.

24.1	Power of Attorney (included on signature page).*

107	Filing Fee Table.

*Previously filed with the Company’s Registration Statement on Form S-4 (Registration No. 333-265839), which was filed with the Securities and Exchange Commission on June 24, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, South Carolina, on January 5, 2023.

UNITED COMMUNITY BANKS, INC.

By:	/s/ H. Lynn Harton
Name:	H. Lynn Harton
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ H. Lynn Harton	Chairman, President and	January 5, 2023
	H. Lynn Harton	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jefferson L. Harralson	Executive Vice President and	January 5, 2023
	Jefferson L. Harralson	Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Alan H. Kumler	Senior Vice President and	January 5, 2023
	Alan H. Kumler	Chief Accounting Officer
(Principal Accounting Officer)

By:	*	Lead Independent Director	January 5, 2023
Thomas A. Richlovsky

By:	*	Director	January 5, 2023
Jennifer M. Bazante

By:	*	Director	January 5, 2023
Robert Blalock

By:	*	Director	January 5, 2023
James P. Clements

Signature		Title	Date

By:	*	Director	January 5, 2023
Kenneth L. Daniels

By:	*	Director	January 5, 2023
Lance F. Drummond

By:	*	Director	January 5, 2023
Jennifer K. Mann

By:	*	Director	January 5, 2023
David C. Shaver

By:	*	Director	January 5, 2023
Tim R. Wallis

By:	*	Director	January 5, 2023
David H. Wilkins

By:	/s/ Alan H. Kumler
Alan H. Kumler
Attorney-in-Fact
January 5, 2023